CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Class Z and Class I and II Prospectuses and "Investment Management and Other Services" and "Financial Statements" in the Class Z and Class I and II Statements of Additional Information, and to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement of Franklin Mutual Series Fund Inc., Number 33-18516, on Form N-1A of our reports dated February 7, 1997, on the financial statements and financial highlights of Mutual Shares Fund, Mutual Qualified Fund, Mutual Beacon Fund, Mutual Discovery Fund, and Mutual European Fund (each a portfolio of Franklin Mutual Series Fund Inc.) included in the 1996 Annual Reports to Shareholders, and the inclusion of our report dated January 30, 1998, on the financial statements and financial highlights of Mutual Financial Services Fund (a portfolio of Franklin Mutual Series Inc.) in the Supplement dated February 19, 1998 to the Statement of Additional Information of Franklin Mutual Series Fund Inc. dated May 1, 1997, As Amended August 19, 1997.


                                         /s/ Ernst & Young LLP


Boston, Massachusetts
February 18, 1998